Exhibit 99.1

Coleman Cable, Inc. Announces Fourth-Quarter and

Full-Year 2010 Financial Results

WAUKEGAN, Ill., March 7, 2011 — Coleman Cable, Inc. (NASDAQ: CCIX) (the “Company,” “Coleman,” “we,” “us,” or “our”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced fourth-quarter and full-year 2010 financial results.

Full Year 2010 Highlights

•	Adjusted Earnings Per Share (Adjusted EPS) increased to $0.69 per diluted share versus $0.07 last year;

•	Sales increased to $703.8 million, up 39.6 percent compared to 2009, with sales volume (measured in total pounds shipped) growth of 16.7 percent over last year.

Fourth-Quarter 2010 Highlights

•	Adjusted EPS of $0.12 per diluted share, a 20.0 percent increase versus $0.10 last year;

•	Sales increased to $186.2 million, up 32.9 percent compared to the fourth quarter of last year, with sales volume growth of 12.6 percent over last year.

Outlook

•

For the first quarter of 2011, the Company estimates sales between $190.0 million and $200.0 million and Adjusted EPS between $0.18 and $0.27 versus Adjusted EPS of $0.12 for the first quarter of 2010.

Fourth-Quarter and Full-Year 2010 Results

Net sales increased 32.9 percent for the fourth quarter to $186.2 million versus $140.1 million for the fourth quarter of 2009, on a 12.6 percent increase in sales volume (measured in total pounds shipped). Fourth-quarter 2010 Adjusted EPS and Adjusted EBITDA were $0.12 per diluted share and $14.8 million, respectively, compared to $0.10 per diluted share and $15.1 million, respectively, for the fourth quarter of 2009.

Net sales increased 39.6 percent for the full year of 2010 to $703.8 million versus $504.2 million last year, on a 16.7 percent increase in sales volume. Full-year Adjusted EPS and Adjusted EBITDA were $0.69 per diluted share and $63.8 million, respectively, compared to $0.07 per diluted share and $50.2 million, respectively, in 2009.

President and CEO Gary Yetman stated, “We are very pleased with our 2010 performance, including the fourth quarter. We finished 2010 with Adjusted EPS of $0.69 per share compared to $0.07 for 2009, on a strong rebound in demand. Meanwhile, during the fourth quarter of 2010, we saw continued sales growth and improved Adjusted EPS despite the continuing challenge of excess industry capacity, and a sharp rise in copper prices, which placed pressure on our margins. Continued growth in Adjusted EPS for the fourth quarter of 2010 and for the full year is attributable to improved sales levels, as well as the actions we took to adjust and realign our expense structure during the downturn of 2008 and 2009.”

Mr. Yetman concluded, “We believe we are well positioned going into 2011 and our earnings outlook for the first quarter of 2011 reflects our belief that our results should benefit given stability in copper prices and the continuation of demand levels seen thus far in 2011.”

On a GAAP basis, the Company recorded earnings of $0.21 per diluted share for 2010, including $0.08 per diluted share for the fourth quarter of 2010, compared to a loss of $3.99 per diluted share last year, including a loss of $0.20 for the fourth quarter last year. The income tax expense (benefit) line item for the fourth quarter of 2009 included an out-of-period adjustment which increased fourth quarter 2009 income tax expense by $2.9 million (or $0.18 per diluted share) to correct the amount of income tax benefit recorded in relation to the non-cash goodwill impairment charge of $69.5 million recorded in the first quarter of 2009. This adjustment had no impact on full-year 2009 results. Meanwhile, the fourth-quarter results for both the 2010 and 2009 periods included restructuring charges, asset impairment charges, share-based compensation expense, and foreign currency transaction gains, all of which are excluded from the Company’s Adjusted EBITDA and Adjusted EPS results. Please see the attached schedules for a full reconciliation of GAAP results to adjusted results.

Non-GAAP Results

In an effort to better assist investors in understanding Coleman’s financial results, as part of this release, the Company provides Adjusted EPS and Adjusted EBITDA, both of which are measures not defined under accounting principles generally accepted in the United States (GAAP). Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation. Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation. Management uses Adjusted EBITDA and Adjusted EPS as measures in evaluating the performance of our business. Other companies may define Adjusted EBITDA and Adjusted EPS differently and, as a result, our measures of Adjusted EBITDA and Adjusted EPS may not be directly comparable to measures used by other companies. For reconciliations of the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the financial information set forth below.

Webcast

Coleman Cable has scheduled its conference call for Tuesday, March 8, 2011, at 10:00 a.m. Central time. Hosting the call will be Gary Yetman, president and CEO, and Richard Burger, executive vice president and CFO. A live broadcast of the Company’s conference call, along with accompanying visuals, will be available on-line through the Company’s Web site at http://investors.colemancable.com/events.cfm. The webcast will be archived for 90 days.

About Coleman Cable, Inc.

Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.

Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Coleman Cable’s expectations include:

•	fluctuations in the supply or price of copper and other raw materials;

•	increased competition from other wire and cable manufacturers, including foreign manufacturers;

•	pricing pressures causing margins to decrease;

•	adverse changes in general economic and capital market conditions;

•	changes in the demand for Coleman Cable’s products by key customers;

•	impairment charges related to our goodwill and long-lived assets;

•	changes in the cost of labor or raw materials, including PVC and fuel;

•	failure of customers to make expected purchases, including customers of acquired companies;

•	failure to identify, finance or integrate acquisitions;

•	failure to accomplish integration activities on a timely basis;

•	failure to achieve expected efficiencies in our manufacturing consolidations and integration activities;

•	unforeseen developments or expenses with respect to our acquisition, integration and consolidation efforts;

•	increase in exposure to political and economic development, crises, instability, terrorism, civil strife, expropriation, and other risks of doing business in foreign markets;

•	impact of foreign currency fluctuations and changes in interest rates;

•	impact of renegotiation of our revolving credit facility; and

•	other risks and uncertainties, including those described under “Item 1A. Risk Factors.” in Coleman Cable’s most recent Annual Report on Form 10-K.

In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.

CCIX-G

Investor Contacts:

Philip Kranz, Dresner Corporate Services, 312-780-7240, pkranz@dresnerco.com

Financial Tables Follow

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(Thousands, except per share date)

(unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2010	2009	2010	2009

Net Sales	186,175	140,103	703,763	504,152
Cost of Goods Sold	162,655	118,314	606,734	428,485

Gross Profit	23,520	21,789	97,029	75,667
Selling, General and Administrative expenses	12,420	10,413	46,944	40,821

Intangible Asset Amortization	1,598	2,054	6,826	8,827
Asset Impairments	122	962	324	70,761
Restructuring Charges	393	1,419	1,953	5,468

Operating Income (Loss)	8,987	6,941	40,982	(50,210)
Interest Expense	6,965	6,310	27,436	25,323
Loss (Gain) on Repurchase of Senior Notes	0	0	8,566	(3,285)
Other Income, Net	(174)	(128)	(230)	(1,195)

Income (Loss) Before Income Taxes	2,196	759	5,210	(71,053)
Income Tax Expense (Benefit)	862	4,092	1,483	(4,034)

Net Income (Loss)	1,334	(3,333)	3,727	(67,019)

Earnings (Loss) Per Common Share Data
Net Income (Loss) Per Share
Basic	$0.08	($0.20)	$0.22	($3.99)
Diluted	$0.08	($0.20)	$0.21	($3.99)

COLEMAN CABLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Thousands, except per share data)

(unaudited)

	December 31,
	2010	2009
	(Thousands except per share data)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$33,454	$7,599
Accounts receivable, net of allowances of $2,491 and $2,565, respectively	110,774	86,393
Inventories	81,130	66,222
Deferred income taxes	3,171	3,129
Assets held for sale	546	3,624
Prepaid expenses and other current assets	3,761	5,959

Total current assets	232,836	172,926

PROPERTY, PLANT AND EQUIPMENT:
Land	1,179	1,179
Buildings and leasehold improvements	13,226	13,131
Machinery, fixtures and equipment	92,244	91,815

	106,649	106,125
Less accumulated depreciation and amortization	(64,643)	(57,190)
Construction in progress	3,725	1,731

Property, plant and equipment, net	45,731	50,666
GOODWILL	29,134	29,064
INTANGIBLE ASSETS	23,764	30,584
DEFERRED INCOME TAXES	301	434
OTHER ASSETS	9,345	6,433

TOTAL ASSETS	$341,111	$290,107

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$7	$14
Accounts payable	22,016	17,693
Accrued liabilities	30,193	23,980

Total current liabilities	52,216	41,687

LONG-TERM DEBT	271,820	236,839
OTHER LONG-TERM LIABILITIES	4,258	3,823
DEFERRED INCOME TAXES	1,595	2,498
COMMITMENTS AND CONTINGENCIES SHAREHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	90,483	88,475
Accumulated deficit	(79,260)	(82,987)
Accumulated other comprehensive loss	(18)	(245)

Total shareholders’ equity	11,222	5,260

TOTAL LIABILITIES AND EQUITY	$341,111	$290,107

COLEMAN CABLE, INC. AND SUBSIDIARIES

Non-GAAP Results

(Thousands, except per share data)

(unaudited)

Reconciliation of Non-GAAP Financial Measures

	2010		2009
	Q4	Year	Q4	Year
Net income (loss)	$1,334	$3,727	$(3,333)	$(67,019)
Interest expense-net	6,965	27,436	6,310	25,323
Income tax expense (benefit)	862	1,483	4,092	(4,034)
Depreciation & amortization	4,392	17,954	5,314	21,883
EBITDA	$13,553	$50,600	$12,383	$(23,847)
% of net sales	7.3%	7.2%	8.8%	-4.7%

Adjusted Results:
Net income (loss)	$1,334	$3,727	$(3,333)	$(67,019)
Income tax expense (benefit)	862	1,483	4,092	(4,034)
Income (loss) before income taxes, as reported	2,196	5,210	759	(71,053)
Asset impairments	122	324	962	70,761
Restructuring charges	393	1,953	1,419	5,468
Loss (gain) on repurchase of debt	—	8,566	—	(3,285)
Currency transaction gains	(174)	(230)	(128)	(1,195)
Share-based compensation	859	2,575	445	2,340

Income before income taxes, adjusted	3,396	18,398	3,457	3,036
Income tax expense, adjusted	1,344	6,634	1,701	1,918

Adjusted net income	$2,052	$11,764	$1,756	$1,118

Adjusted EPS	$0.12	$0.69	$0.10	$0.07

EBITDA	$13,553	$50,600	$12,383	$(23,847)
Asset impairments	122	324	962	70,761
Restructuring charges	393	1,953	1,419	5,468
Loss (gain) on repurchase of debt	0	8,566	—	(3,285)
Currency transaction gains	(174)	(230)	(128)	(1,195)
Share-based compensation	859	2,575	445	2,340

Adjusted EBITDA	$14,753	$63,788	$15,081	$50,242

% of net sales	7.9%	9.1%	10.8%	10.0%

(a)	Depreciation and amortization expense shown in the above schedule excludes amortization of debt issuance costs, which are included as a component of interest expense.

Fourth Quarter 2010 Adjusted EBITDA & Adjusted EPS

Adjusted EBITDA is net income excluding interest expense, income taxes, depreciation and amortization expense, asset impairments, restructuring charges, gains and losses on debt repurchases and refinancings, foreign currency gains recorded at our Canadian subsidiary, and stock-based compensation.

Adjusted EPS is net income calculated on a diluted EPS basis excluding asset impairments, restructuring costs, gains and losses on debt repurchases and refinancings, foreign currency gains and losses recorded at our Canadian subsidiary, and stock-based compensation.

Reconciliation of First Quarter 2011 Earnings Target to GAAP

For the first quarter of 2011, the Company is currently estimating diluted Adjusted EPS to be in the range of $0.18 to $0.27 per share. On a GAAP basis, the Company is currently estimating diluted EPS to be in the range of $0.11 to $0.23 per share.

*	Rounding differences may occur for various calculated amounts.